          THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF OR OF THE SECURITIES PURCHASABLE UPON THE EXERCISE THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                             STOCK PURCHASE WARRANT
            To Purchase Shares of Common Stock, $.66 2/3 par value of
                     AMERICAN SCIENCE AND ENGINEERING, INC.

Warrant                                         Number of
No.                                             Shares
-----------                                                ------------

     THIS CERTIFIES that, for the consideration described in Section 1, below, American Science and Engineering, Inc., a Massachusetts corporation (the "Company") hereby grants the right to _________________________________________
(the "Initial Holder", and together with any subsequent transferees of all or any portion of this Warrant, the "Holder") and said Holder is hereby entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from the Company, the number of fully paid and nonassessable shares of the Company's Common Stock, $.66 2/3 par value (the "Common Stock") set forth in Section 5 hereof.

     1. CONSIDERATION. This Warrant is issued to the Holder in partial consideration for a loan from the Initial Holder to the Company pursuant to that certain Loan and Security Agreement dated April 13, 1995 by and between, among others, the Company and the Initial Holder (the "Loan Agreement").

     2. DEFINITIONS. As used herein the following terms shall have the following meanings:

          a.   Act - The Securities Act of 1933, as amended.

          b. Other Securities - Any stock (other than Common Stock) and other securities of the Company or any other person (corporate or other) which the Holder at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

          c. Shares - The shares of Common Stock (and/or Other Securities or property) issued and issuable upon exercise of this Warrant.

     3. EXERCISE PERIOD. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, and by any party to whom this Warrant or any portion thereof may be transferred pursuant to Section 12(d), in whole or in part, at any time and from time to time prior to August ___, 1997; provided, however, that in the event that the Company defaults with respect to its obligation under the Loan Agreement to pay principal and/or interest as required thereunder (a "Payment Default"), then the Holder's right to purchase the Shares hereunder shall be extended until that date which is twenty-four (24) months after the date on which the Company has paid in full all principal and interest owed to the Initial Holder under the Loan Agreement (the "Expiration Date").

     4. EXERCISE PRICE. Subject to adjustment as provided in Section 9, the price at which the Shares may be purchased (the "Exercise Price") shall be $_________ per share, the lowest reported closing price of the Stock on the American Stock Exchange (or such other exchange or quotation system on which the Common Stock is then listed or quoted) during the one hundred twenty (120) day period from April 13, 1995 to the date hereof; provided, however, that in the event of a Payment Default, the price at which the Shares may be purchased shall be adjusted to the lowest reported closing price on the American Stock Exchange (or such other exchange or quotation system on which the Common Stock is then listed or quoted) during the period beginning on the date hereof and ending on the date on which the Company has paid in full all principal and interest owed to the Initial Holder under the Loan Agreement; and provided, further, that if the Holder exercises this Warrant, or any part thereof, prior to the date on which all interest and principal due under the Loan Agreement is paid in full to the Initial Holder, as applicable, the Exercise Price of the Shares purchased in connection with such exercise shall be the lowest reported closing price of the Common Stock on the American Stock Exchange (or such other exchange or quotation system on which the Common Stock is then listed or quoted) during the period beginning on the date hereof and ending on the date of such exercise.

     5. SHARES ISSUABLE ON EXERCISE OF WARRANT. The total number of shares of Common Stock issuable on exercise of this Warrant shall be ____________________

     6. EXERCISE OF WARRANT. Subject to the limitations hereinafter set forth, the Warrant may be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the duly executed Notice of Exercise attached hereto, at the office of the Company, 829 Middlesex Turnpike, Billerica, MA 01821 (or such other office of the Company as it may designate) and upon payment of the Exercise Price for the Shares thereby purchased (payment to be in cash or certified or bank check payable to the order of the Company). Upon exercise, and subject to Section 10, the Holder shall be entitled to receive, within forty-five (45) days of the Exercise Date (as hereinafter defined), a certificate or certificates, issued in the Holder's name or in such name or names as the Holder may direct, for the number of Shares so purchased in accordance with the terms of this Warrant. The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised (the "Exercise Date").

          The Company covenants that all shares of Common Stock and Other Securities which are issued upon the exercise of this Warrant shall be fully paid and nonassessable.

     7. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of the Shares on a per share basis on the Exercise Date. The fair market value of the Shares shall be the closing price as reported on the American Stock Exchange, or such other exchange or quotation system on which the Common Stock is then listed or quoted, or if not so listed or quoted, as determined by the Company's Board of Directors acting in good faith.

     8. NO RIGHTS AS SHAREHOLDERS. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to exercise and payment of the Exercise Price, nor shall this Warrant give the Holder any equity or interest of any kind in any assets of the Company, or create a trust of any kind or a fiduciary relationship of any kind between the Holder and the Company. Notwithstanding the foregoing, the Company shall transmit to the Holder such information, documents and reports as are generally distributed to the holders of Common Stock concurrently with the distribution thereof to the shareholders.

     As to any claim for any unpaid amounts under this Agreement, any person having a claim for payment shall be an unsecured creditor. The Holder shall not have any of the rights of a stockholder with respect to the Shares until such time as the Warrant has been exercised and payment in full has been tendered to and accepted by the Company.

     9.   STOCK ADJUSTMENTS.

          a. If the Company is a party to any merger or consolidation, any purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Board of Directors (or, if the Company is not the surviving corporation, the Board of Directors of the surviving corporation) shall make appropriate arrangements, which shall be binding upon the Holder, for the substitution of new warrants for, or the assumption by another corporation of, any unexpired Warrants then outstanding hereunder.

          b. If by reason of recapitalization, reclassification, stock split-up, combination of shares, separation (including a spin-off) or dividend on the Common Stock payable in Common Stock, the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, the Board of Directors of the Company shall conclusively determine the appropriate adjustment, if any, in the Exercise Price of the Warrant and in the number and kind of shares as to which the Warrant shall be exercisable.

     10.  COMPLIANCE WITH LAWS.

          a. WITHHOLDING OF TAXES. Pursuant to applicable federal, state, local or foreign laws, the Company may be required to collect income or other taxes upon the grant of this Warrant or exercise of the Warrant by the Holder. The Company may require, as a condition to the exercise of this Warrant, that the Holder pay the Company the amount of any taxes which the Company may reasonably determine is required to be withheld. The Company may withhold shares of Common Stock covered by the Warrant, or an equivalent dollar amount, or may accept cash payments or issued and outstanding Stock in satisfaction of any such obligation.

          b. SECURITIES LAW COMPLIANCE. Upon exercise of a Warrant, the Holder shall be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue or transfer the Shares in compliance with the provisions of applicable federal or state securities laws. The Company, in its discretion, may postpone the issuance and delivery of Shares upon any exercise of this Warrant until the Shares may be issued in compliance with the provisions of applicable federal and state securities laws. The Company may require that prior to the issuance or transfer of Shares upon exercise of the Warrant, the Holder enter into a written agreement to comply with any restrictions on subsequent disposition that the Company deems necessary or advisable under any applicable federal and state securities laws. Certificates of Stock issued hereunder may be legended to reflect such restrictions.

          c. GENERAL. No Shares shall be issued upon exercise of this Warrant unless and until all other legal requirements applicable to the issuance of such Warrant Shares have been complied with.

     11. SALE OR TRANSFER OF THE WARRANT; LEGEND. The Warrant and the Shares shall not be sold or transferred unless either (a) they first shall have been registered under the Act, or (b) the Company first shall have been furnished with an opinion of legal counsel satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Act. Each certificate representing any Warrant shall bear the legend set forth at the top of page 1 hereof. Each certificate representing any Share shall bear a legend substantially in the following form, as appropriate:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

This Warrant and such Shares may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

     12.  MISCELLANEOUS.

          a. RESERVATION OF SHARES. During the term of this Warrant, the Company shall at all times reserve and keep available for issuance a sufficient number of Shares or Other Securities, if necessary, to satisfy the requirements of this Warrant.

          b. AMENDMENT. This Agreement may only be modified or amended by a written instrument signed by both parties.

          c. NOTICE. Any notices required to be given under this Agreement shall be sufficient if in writing and if sent by nationally recognized overnight courier service or registered or certified mail, return receipt requested, and addressed as follows:

     if to the Company:

     American Science and Engineering, Inc.
     829 Middlesex Turnpike
     Billerica, MA  01821
     Attn:  Treasurer

     if to the Initial Holder:


     -------------------------------

     -------------------------------

     -------------------------------

if to any other Holder to such address of such Holder shown on the books of the Company, or to such other address as either party may designate under the provisions hereof.

          d. TRANSFER. The Holder may request an exchange, transfer or further division of the Warrant and upon surrender of the Warrant and compliance with all other terms set forth herein and compliance with applicable federal and state securities laws, the Company shall issue a new Warrant of like tenor and dated as of such exchange, transfer or division. The Company shall maintain at its principal place of business a registry showing the name and address of the registered Holder or Holders of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary upon such registry.

          e. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

          f. REPRESENTATIONS. By accepting this Warrant, the Holder represents and warrants that it is acquiring this Warrant and the Shares for its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof or any part thereof. Holder represents and warrants that it is (i) an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Act, (ii) experienced in the evaluation of businesses similar to the Company, (iii) is able to fend for itself in the transactions contemplated by this Warrant, (iv) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, (v) has the ability to bear the economic risks of an investment in the Company, (vi) has been furnished with or has had access to such information as is specified in subparagraph (b)(2) of Rule 502 promulgated under the Act and (vii) has been afforded the opportunity to ask questions of and to receive answers from the Company and to obtain any additional information necessary to make an informed investment decision with respect to an investment in the Company.

          g. BINDING OBLIGATIONS. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company.

          h. GOVERNING LAW. All rights and obligations under this Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

          i. HEADINGS. The paragraph headings used in this Agreement are for convenience of reference only, and are not to be construed as part of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under seal, effective as of the date written on the first page of this Agreement.

                                   AMERICAN SCIENCE AND
                                     ENGINEERING, INC.

                                   By:
                                      --------------------------
                                      Name:
                                           ---------------------
                                      Title:              , duly
                                            --------------
                                            authorized


                                   By:
                                      --------------------------
                                      Name:
                                           ---------------------
                                      Title:              , duly
                                            --------------
                                            authorized

                                   HOLDER:


                                   -----------------------------

                                  ATTACHMENT A
                                  ------------

                           [WARRANT HOLDER'S ADDRESS]




American Science and Engineering, Inc.
829 Middlesex Turnpike
Billerica, MA  01821

Attention:  Treasurer
----------  ---------

Gentlemen:

     Pursuant to our Warrant Agreement dated as of April ___, 1995, I hereby elect to exercise the Warrant to the extent indicated:

------------------------------------------------------------------

     Number of Shares        Per Share        Total
     Which I Elect to    x     Price     =    Price
     Purchase

------------------------------------------------------------------




------------------------------------------------------------------
------------------------------------------------------------------

     Enclosed with this letter is full payment of the total price of the shares described above. Kindly issue a certificate or certificates to me or those persons described on the attached sheet, if any, representing the shares which are being acquired by this exercise, and deliver it or them to the address provided above.

                                   Very truly yours,


                                   ---------------------------

                    AMERICAN SCIENCE AND ENGINEERING, INC.
                SCHEDULE OF WARRANTS ISSUED ON AUGUST 14, 1995


     Warrants, in the form to which this schedule is attached, were issued on August 14, 1995 to the persons below, for the number of shares and exercise prices indicated.


  WARRANT     SHARES     EXERCISE PRICE        NAME
------------------------------------------------------------
     1         7,500        $5 7/8          LEE C. STEELE
     2         2,500        $5 7/8         PETER W. HARRIS
     3        20,000        $5 7/8        RALPH S. SHERIDAN
     4         5,000        $5 7/8       DONALD J. MCCARREN
     5        30,000        $5 7/8          ALFRED GLADEN
